NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
FRIDAY, AUG. 11, 2006

GROUP 1 AUTOMOTIVE ACQUIRES CALIFORNIA NISSAN DEALERSHIP

HOUSTON, Aug. 11, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced it has acquired one of the highest volume Nissan dealerships in the country. Performance Nissan, located near Los Angeles in Duarte, Calif., has grown steadily over the last 15 years, ranking 14th for the first six months of 2006 for Nissan sales in North America. The dealership is expected to generate $135.6 million in estimated annual revenues.

The dealership is Group 1’s second Nissan franchise in the Los Angeles area. In addition to the two-Nissan franchises, Group 1 owns and operates Mercedes-Benz, Maybach, Infiniti, three-Toyota/Scion, two-Honda, Chrysler, Jeep, Dodge, Mitsubishi and Suzuki franchises in its California Region.

“We are excited to add a Nissan franchise of this caliber to our California Region,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Nissan offers a dynamic line of products that complements our growing import brand mix.”

In a separate transaction, Group 1 purchased a Buick franchise in Oklahoma City that will be operated out of its existing Bob Howard Pontiac-GMC dealership and sold its Buick franchise in Tulsa, Okla., so that it could be added into an existing Pontiac-GMC dealership in the area. This transaction was completed in association with General Motors’ Channeling initiative to consolidate the Pontiac, Buick and GMC brands. The Tulsa franchise generated trailing twelve-month revenues of $3.4 million, and the newly-acquired franchise in Oklahoma City is expected to generate $4.0 million in estimated annual revenues.

Year to date, Group 1 has acquired seven franchises with total estimated annual revenues of $403.2 million towards its $500 million full-year target, and disposed of 13 franchises with trailing twelve-month revenues of $197.8 million, exceeding its full-year target of $195 million. The company does not expect to make any material dispositions during the balance of 2006.

About Group 1 Automotive, Inc.
Group 1 owns 94 automotive dealerships comprised of 135 franchises, 33 brands and 29 collision service centers in California, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.